Exhibit 10.28

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made the 1st day of April, 2019,

AMONG:

BCIMC (COLLEGE) US REALTY INC., a corporation formed under the laws of Canada

(“College Corp”)

AND:

BCIMC (MUNICIPAL) US REALTY INC., a corporation formed under the laws of Canada

(“Municipal Corp”)

AND:

BCIMC (PUBLIC SERVICE) US REALTY INC., a corporation formed under the laws of Canada

(“Public Service Corp”)

AND:

BCIMC (WCB) US REALTY INC., a corporation formed under the laws of Canada

(“WCB Corp”)

AND:

BCIMC (HYDRO) US REALTY INC., a corporation formed under the laws of Canada

(“Hydro Corp”)

AND:

BCIMC (WCBAF) REALPOOL GLOBAL INVESTMENT CORPOARATION, a corporation formed under the laws of Canada

(“WCBAF Corp” and collectively with College Corp, Municipal Corp, Public Service Corp, Teachers Corp, WCB Corp and Hydro Corp, the “Vendors” and “Vendor” means any one of them)

AND:

QR MASTER HOLDINGS USA II LP, a limited partnership formed under the laws of the Province of Manitoba, by its general partner QR USA GP Inc.

(the “Purchaser”)

AND:

For the purposes of Sections 3(b), 3(c), 3(d), 3(e), 4, 5, 6, 12 and 13, IPT BTC I GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of Build-To-Core Industrial Partnership I LP, a Delaware limited partnership (the “Partnership”)

AND:

For the purposes of Sections 3(b), 3(c), 3(d), 3(e), 4, 5, 6, 12 and 13, the Partnership by its General Partner

WHEREAS:

A.	the Vendors, each of which are controlled by British Columbia Investment Management Corporation (“BCI”), and the Purchaser, which similar to each of the Vendors is also controlled by BCI, are parties to a purchase agreement made the 1st day of April, 2019 (the “Purchase Agreement”), pursuant to which, among other things, the Vendors transferred to the Purchaser and the Purchaser accepted from the Vendors all of the Vendors’ right, title and interest in and to certain assets of the Vendors;

B.	the Vendors and the Purchaser wish to enter into this Agreement for the purpose of effecting and further evidencing the transfer by the Vendors to the Purchaser of those assets set out at Schedule A hereto (collectively, the “Assets”) and (ii) the assumption by the Purchaser of all liabilities, obligations, covenants and agreements of the Vendors in respect of the Assets, regardless of whether incurred before or after the date hereof, that are to be observed, performed and paid from and after the date hereof (collectively, “Assumed Obligations”); and

C.	the Purchaser wishes to affirm to the General Partner that upon consummation of the transactions contemplated hereby, it agrees to be bound by, accept and adopt all of the terms and provisions of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated December 30, 2016 (as amended, the “Partnership Agreement”) in accordance with the terms of the Partnership Agreement in place of and instead of the Vendors.

NOW THEREFORE, in consideration of the premises and the mutual agreements set out in the Purchase Agreement and this Agreement, the consideration provided for in the Purchase Agreement and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party hereto), the parties agree as follows:

1.	Capitalized Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.
2.	Assignment. Upon the terms and subject to the conditions of the Purchase Agreement, each Vendor hereby assigns, transfers, conveys and sets over unto the Purchaser all of such Vendor’s right, title, interest, benefit and entitlement in, to and under the Assets, free and clear of any security interest, mortgage, lien, hypothec, adverse claim, pledge, assignment or charge or any other encumbrance of any nature or kind whatsoever, except as may be contained in any of the agreements described at Schedule A.
3.	Assumption.

(a)	Upon the terms and subject to the conditions of the Purchase Agreement, the Purchaser hereby assumes the Assumed Obligations and agrees to observe, perform and pay the same, as the case may be.

(b)	Pursuant to Section 8.2 of the Partnership Agreement, the Purchaser hereby agrees to be bound by, accepts and adopts all of the terms and provisions of the Partnership Agreement with respect to all of the Vendors’ respective Interests (as defined in the Partnership Agreement) in the Partnership in the place of each Vendor as if the Purchaser had been a Limited Partner (as defined in the Partnership Agreement) originally with respect to the Interests pursuant to the terms of the Partnership Agreement.

(c)	Notwithstanding anything herein or in the Partnership Agreement to the contrary, if the Partnership directly or indirectly incurs any transfer, property or other state or local taxes with respect to any Investment (as defined in the Partnership Agreement) as a result of or arising out of the transactions contemplated by this Agreement and such transfer, property or other state or local taxes would otherwise not be imposed on the Partnership or the applicable Investment (such taxes, the “QR Transfer Taxes”), then the Purchaser shall bear one hundred percent (100%) of such QR Transfer Tax and indemnify the General Partner and the Partnership for any costs and expenses incurred in connection with such QR Transfer Taxes. For the avoidance of doubt, any amounts paid by Purchaser with respect to QR Transfer Taxes or the foregoing indemnification obligations shall not be deemed to be Capital Contributions (as defined in the Partnership Agreement) for the purpose of calculating the distributions made or deemed to be made pursuant to Section 5.2 of the Partnership Agreement or Carried Interest Amounts (as defined in the Partnership Agreement) pursuant to Section 5.3 of the Partnership Agreement.

(d)	In the event of any refund, rebate, credit, reduction, deduction or other form of offset received by or for the benefit of the Partnership or the General Partner in respect of any QR Transfer Taxes (collectively referred to as “Transfer Tax Offsets”), the

Partnership shall refund any amounts paid by the Purchaser to the Partnership or the General Partner, as may be applicable, in respect of the indemnity contemplated in Section 3(c) of this Purchase Agreement. For the avoidance of doubt, any refund payable under this Section 3(c) of this Purchase Agreement shall not be considered or otherwise deemed to be a distribution for the purposes of Article 5 of the Partnership Agreement or a return of capital of the Partnership to the Purchaser, and the payment of the refund shall not otherwise alter the Purchaser’s entitlement to any such distributions or returns of capital otherwise payable to the Purchaser under the terms of the Partnership Agreement as may be applicable from time to time.

(e)	The Purchaser may require the Partnership or the General Partner to take any and all commercially reasonable steps, including but not limited to the pursuit of legal action, in pursuit of any Transfer Tax Offsets provided that the Purchaser agrees to pay the expenses incurred by the Partnership or the General Partner in the course of pursuing any Transfer Tax Offsets so requested by the Purchaser.

4.	Representations and Warranties.

(a)	Each of the Vendors and Purchaser hereby represent and warrant to the General Partner and the Partnership that the transactions contemplated by this Agreement and the Purchase Agreement comply with the limitations and requirements set forth Section 8.1(b) (including, without limitation clauses (i) through (vii) thereof) of the Partnership Agreement.

(b)	Purchaser represents and warrants to the General Partner and the Partnership that each of the representations and warranties set forth in Section 12.8 of the Partnership Agreement are, as of the date hereof, true and correct with respect to the Purchaser.

(c)	Purchaser represents and warrants to the General Partner and the Partnership that from and after the date hereof: (i) Purchaser is and shall at all times be directly or indirectly controlled by British Columbia Investment Management Corporation, a corporation established by the Public Sector Pension Plans Act (British Columbia); and (ii) QuadReal US Holdings Inc., a Canadian corporation, shall at all times provide real estate investment management services to Purchaser.

5.	Power of Attorney.

(a)	Pursuant to Section 12.3 of the Partnership Agreement, Purchaser hereby irrevocably appoints the General Partner as its true and lawful attorney-in-fact with full power and authority in the name, place and stead of Purchaser to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of the Partnership Agreement.

(b)	The foregoing appointment of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that the Partners (as defined in the Partnership Agreement) of the Partnership will be relying upon the power of the General Partner to act as contemplated by the Partnership Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by, the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity or dissolution of any Person (as defined in the Partnership Agreement) hereby giving such power and the transfer or assignment of all or any part of the Interest of such Person; provided, however, that in the event of a permitted transfer by Purchaser of all of its Interest in the Partnership, the foregoing power of attorney of Purchaser shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Partner (as defined in the Partnership Agreement) and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

6.	Approval. The General Partner hereby consents to the assignment contemplated hereby and the admission of Purchaser as a substituted Limited Partner of the Partnership.

7.	Further Assurances. Each of the parties shall from time to time after the date of this Agreement execute and deliver all such documents and other assurances and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to give effect to any of the provisions of this Agreement or any of the obligations intended to be created by it.

8.	No Derogation. This Agreement shall in no way limit or derogate from, shall not merge with and is without prejudice to, the covenants, agreements, representations, warranties, and obligations of the parties contained in the Purchase Agreement, all of which shall continue in full force and effect in accordance with the terms thereof. In the event of any conflict or inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall prevail.

9.	Survival. This Agreement shall survive the closing of the transactions contemplated in the Purchase Agreement.

10.	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.	Successors and Assigns. This Agreement shall enure to the benefit of and shall be enforceable by and against the parties and their respective successors and permitted assigns.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein; provided, however Sections 3(b), 3(c), 3(d), 3(e), 4, 5 and 6 shall be governed by and construed in accordance with the laws of the State of Delaware.

13.	Counterparts. This Agreement may be executed by the parties in counterparts, each of which, when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and both of which together shall constitute one and the same instrument.

signature page follows

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

BCIMC (COLLEGE) US REALTY INC.	BCIMC (MUNICIPAL) US REALTY INC.
Per: /s/ Stephen Barnett	Per: /s/ Stephen Barnett
Name: Stephen Barnett	Name: Stephen Barnett
Title: Authorized Signatory	Title: Authorized Signatory

BCIMC (PUBLIC SERVICE) US REALTY INC.	BCIMC (TEACHERS) US REALTY INC.
Per: /s/ Stephen Barnett	Per: /s/ Stephen Barnett
Name: Stephen Barnett	Name: Stephen Barnett
Title: Authorized Signatory	Title: Authorized Signatory

BCIMC (WCB) US REALTY INC.	BCIMC (HYDRO) US REALTY INC.
Per: /s/ Stephen Barnett	Per: /s/ Stephen Barnett
Name: Stephen Barnett	Name: Stephen Barnett
Title: Authorized Signatory	Title: Authorized Signatory

QR MASTER HOLDINGS USA II LP, by its general partner QR USA GP INC.	BCIMC (WCBAF) REALPOOL GLOBAL INVESTMENT CORPORATION
Per: /s/ Stephen Barnett	Per: /s/ Stephen Barnett
Name: Stephen Barnett	Name: Stephen Barnett
Title: Authorized Signatory	Title: Authorized Signatory

The undersigned hereby consents to the assignment contemplated hereby and the admission of Purchaser as a substituted Limited Partner of the Partnership.

GENERAL PARTNER

IPT BTC I GP LLC, a Delaware limited liability company

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By: /s/ Thomas G. McGonagle

Name: Thomas G. McGonagle

Title: Managing Director, Chief Financial Officer

PARTNERSHIP

BUILD-TO-CORE INDUSTRIAL PARTNERSHIP I LP, a Delaware limited liability company

By: IPT BTC I GP LLC, a Delaware limited liability company

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By: /s/ Thomas G. McGonagle

Name: Thomas G. McGonagle

Title: Managing Director, Chief Financial Officer